            AMENDMENT NO. 1 TO STOCK AND WARRANT PURCHASE AGREEMENT


       THIS AMENDMENT NO. 1 TO STOCK AND WARRANT PURCHASE AGREEMENT (this "Amendment") dated as of January 25, 1996, is executed, agreed to and adopted for good and valuable consideration by MAGELLAN HEALTH SERVICES, INC. (f/k/a Charter Medical Corporation), a Delaware corporation (the "Company") and RAINWATER-MAGELLAN HOLDINGS, L.P., a limited partnership formed pursuant to the provisions of the Texas Revised Limited Partnership Act ("Buyer");


                              W I T N E S S E T H:

       WHEREAS, the Company and Richard E. Rainwater (the "Initial Buyer") have previously entered into that certain Stock and Warrant Purchase Agreement dated as of December 22, 1995 (the "Purchase Agreement"); and

       WHEREAS, in accordance with Section 10.3 of the Purchase Agreement and pursuant to that certain Assignment and Assumption Agreement of even date herewith (the "Assignment"), the Initial Buyer assigned its rights, interests and obligations under the Purchase Agreement to Buyer, and Buyer assumed the Initial Buyer's liabilities, covenants and obligations thereunder; and

       WHEREAS, the Assignment provides that the Purchase Agreement shall be amended to reflect the substitution of Buyer under the Purchase Agreement; and

       WHEREAS, the parties hereto desire to further amend the Purchase Agreement to make certain clarifications therein; and

       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereby agree as follows:

       1. Defined Terms. Capitalized terms used in this Amendment and not defined herein shall have the respective meanings given to them in the Purchase Agreement.

       2.     Amendments to the Purchase Agreement.

       (a) Annex I to the Purchase Agreement shall be amended to replace the Initial Buyer with Buyer under the column headed "Name of Buyer." The term "Buyer" wherever referred to in the Purchase Agreement or in any Exhibit, Annex or Schedule thereto is amended to refer to Rainwater-Magellan Holdings, L.P., and the term "party" or "parties" shall, in addition to referring to the Company, refer to Rainwater-Magellan Holdings, L.P.

       (b) Section 1.3 of the Purchase Agreement is hereby amended to read in its entirety as follows:

       "The parties hereto acknowledge that the allocation of the Purchase Price between the Shares and the Warrants was made by them in arm's length negotiation and agree that as of the date hereof the aggregate Purchase Price for the Securities shall be allocated $2,000,000 for the Warrants and $67,732,000 for the Shares."

       (c) The first sentence of Section 5.4 of the Purchase Agreement is amended by adding the following at the end:

       "or the Company's Board of Directors will elect an Initial Designee acceptable to the Company to fill a vacancy in the Board of Directors."

       (d) Section 5.5 of the Purchase Agreement is hereby amended to (i) correct the reference to "March 31, 1995" appearing in the thirteenth line of such Section, to "March 31, 1996" and (ii) to delete the period at the end of such section and insert the following proviso:

       "; provided that, if Buyer shall have incurred only one HSR Act filing fee as of the Closing, then the Company's obligation to reimburse Rainwater, Inc. for a second HSR filing fee and related expenses pursuant to clause (ii)(A) above, shall survive such Closing so that if Buyer is required to make an additional filing for HSR Act approval in connection with an exercise of the Warrants, the Company shall reimburse Buyer or Rainwater, Inc. (as applicable) for such filing fee together with all other fees and expenses (including fees and expenses of counsel) incurred in connection with such filing."

       (e) Section 10.2 of the Purchase Agreement is hereby amended to delete the period at the end of such section and insert the following:

       ", including, but not limited to, that certain letter of intent (and attached term sheet) by and between the Company and Rainwater, Inc. dated December 15, 1995, and that certain Confidentiality Agreement by and between the Company and Rainwater, Inc. dated as of November 20, 1995."

       3. Effect of Amendment. Except as heretofore expressly set forth in this Amendment, all terms and provisions of the Purchase Agreement shall remain in full force and effect as originally executed.

       4. Counterparts. This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.





               [Remainder of this page intentionally left blank.]

       IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                      MAGELLAN HEALTH SERVICES, INC.



                                      By:   /s/ Craig L. McKnight
                                            ------------------------------------
                                            Craig L. McKnight, Executive Vice
                                            President and Chief Financial
                                            Officer





                                      RAINWATER-MAGELLAN HOLDINGS, L.P.

                                      By:   Rainwater, Inc., General Partner



                                      By:   /s/ Kenneth A. Hersh
                                            ------------------------------------
                                            Kenneth A. Hersh, Vice President

                      STOCK AND WARRANT PURCHASE AGREEMENT


         STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement"), dated as of December 22, 1995, between Magellan Health Services, Inc. (f/n/a Charter Medical Corporation), a Delaware corporation (the "Company"), and the persons whose names are set forth on Annex I hereto (such persons being referred to herein individually as a "Buyer" and collectively as "Buyers").

         WHEREAS, the Company desires to sell to Buyers, and Buyers desire to purchase from the Company, shares of Common Stock, par value $.25 per share, of the Company ("Common Stock") and warrants to purchase shares of Common Stock;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Buyers hereby agree as follows:


                                   ARTICLE I

                            TERMS OF THE TRANSACTION

         1.1 Agreement to Sell and to Purchase Common Stock and Warrants. At the Closing (as hereinafter defined), and on the terms and subject to the conditions set forth in this Agreement, the Company shall sell and deliver to each Buyer, and each Buyer shall purchase and accept from the Company, the number of shares of Common Stock (collectively, the "Shares") and warrants (collectively, the "Warrants", and herein together with the Shares referred to as the "Securities") to purchase the number of shares of Common Stock (subject to adjustment from time to time as provided in the Warrants), set forth opposite the name of such Buyer on Annex I hereto. The Warrants shall be in substantially the form set forth as Exhibit A hereto.

         1.2 Purchase Price and Payment. The aggregate purchase price for the Securities is $69,732,000 (the "Purchase Price"). The parties acknowledge that the Purchase Price, as calculated on a per share basis, is equal to 95% of the average closing price of the Common Stock as reported in the Wall Street Journal over the ten trading days beginning on Monday, November 13, 1995 and continuing through the close of business on Monday, November 27, 1995, which average was $18.350 per share (i.e. $18.350 x .95 = $17.433 per share). The portion of the Purchase Price payable by each Buyer for the Securities to be purchased by it is set forth opposite the name of such Buyer on Annex I hereto and shall be paid by each Buyer on or before the Closing Date (as hereinafter defined) in immediately available funds by confirmed wire transfer to a bank account to be designated by the Company (such designation to occur no later than the third Business Day (as hereinafter defined) prior to the Closing
Date).

         1.3 Allocation of the Purchase Price. The parties hereto acknowledge that the allocation of the Purchase Price between the Shares and the Warrants was made by them in arm's length negotiation and agree that a written allocation of the Purchase Price between the Shares and the Warrants shall be provided before Closing and such allocation shall be made as of the date of this Agreement.

                                   ARTICLE II

                            CLOSING AND CLOSING DATE

         The closing of the transactions contemplated hereby (the "Closing") shall take place (i) at the offices of Thompson & Knight, P.C., 1700 Pacific Avenue, Suite 3300, Dallas, Texas, at 9:00 a.m., local time, on the third Business Day following the satisfaction or waiver (subject to Applicable Law [as hereinafter defined]) of each of the conditions to the obligations of the parties set forth in Articles VI and VII hereof, or (ii) at such other time or place or on such other date as the parties hereto shall agree. The date on which the Closing is required to take place is herein referred to as the "Closing Date". All Closing transactions shall be deemed to have occurred simultaneously.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to each Buyer, as of the date hereof, that:

         3.1 Corporate Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority in all material respects to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve the Company are pending or, to the best knowledge of the Company, threatened.

         3.2 Qualification. Each of the Company and the Subsidiaries (as hereinafter defined) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the conduct of its business requires such qualification or licensing, except where the failure to do so would not have a material adverse effect on the business, assets, results of operations or financial condition of the Company or on the ability of the Company to consummate the transactions contemplated hereby.

         3.3     Capitalization of the Company.

         (a) The authorized capital stock of the Company consists of (i) 80,000,000 shares of Common Stock, of which, as of the date hereof, 28,650,715 shares are outstanding and 187,435 shares are held in the Company's treasury, and (ii) 10,000,000 shares of Preferred Stock, without par value, of which, as of the date hereof, no shares are outstanding. All outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, preemptive or similar rights. As of the date hereof, (i) an aggregate of 4,851,186 shares of Common Stock are reserved for issuance pursuant to stock options granted to certain directors, officers, and employees; (ii) an aggregate of 172,981 shares of Common Stock are reserved for issuance and issuable upon the exercise of outstanding warrants; (iii) certain shares of Common Stock are reserved for issuance upon the exercise of certain purchase rights which become exercisable pursuant to the terms of the Rights Agreement (as hereinafter defined); and (iv) an aggregate of 3,557,900 shares of Common stock are reserved for issuance and issuable under the Exchange Agreement (as hereinafter defined).

         (b)     Except as set forth above in subparagraph (a) of this Section
3.3 and as contemplated by this Agreement, there are outstanding (i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company; (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities; and (iv) other than employee compensation plans based on the Company's earnings and executive officer employment agreements, no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or any other securities of the type described in clauses
(i) - (iv) of the preceding sentence.

         3.4 Authority Relative to This Agreement. The Company has full corporate power and authority to execute, deliver, and perform this Agreement and the Ancillary Documents (as hereinafter defined) to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by the Company of this Agreement and the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes, and each Ancillary Document executed or to be executed by the Company has been, or when executed will be, duly executed and delivered by the Company and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally, and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         3.5 Noncontravention. The execution, delivery, and performance by the Company of this Agreement and the Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the Company's Restated Certificate of Incorporation or the Company's Bylaws, as amended, or the charter, bylaws or other governing instruments of any Subsidiary, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement, or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of the Company or any Subsidiary, or (iv) assuming compliance with the matters referred to in
Section 3.6, violate any Applicable Law binding upon the Company or any Subsidiary, except, in the case of clauses (ii), (iii), and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations, or financial condition of the Company and the Subsidiaries taken as a whole or the ability of the Company to consummate the transactions contemplated hereby.

         3.6 Governmental Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity (as hereinafter defined) is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery, or performance by the Company of this Agreement and the Ancillary Documents to which it is a party or the consummation by it of the transactions contemplated hereby and thereby, other than (i) compliance with any applicable requirements of the HSR Act (as hereinafter defined); (ii) compliance with any applicable requirements of the Securities Act (as hereinafter defined); (iii) compliance with any applicable requirements of the Exchange Act (as hereinafter defined); (iv) compliance with any applicable state securities laws; and (v) such consents, approvals, orders, or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations, or financial condition of the Company or on the ability of the Company to consummate the transactions contemplated hereby. The representations and warranties of the Company contained in this
Section 3.6, insofar as such representations and warranties pertain to compliance by the Company with the requirements of the Securities Act and applicable state securities laws, are based on the representations and warranties of Buyers contained in Section 4.5.

         3.7 Authorization of Issuance; Reservation of Shares. When issued and delivered pursuant to this Agreement against payment therefor, the Securities will have been duly authorized, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided therein. When issued and delivered pursuant to the Agreement against payment therefor, the Shares will be fully paid and nonassessable. During the period within which the Warrants may be exercised, the Company will at all times have authorized and reserved for the purpose of issue upon exercise of the Warrants, a sufficient number of shares of Common Stock to provide for the exercise of the Warrants. All shares of Common Stock which are issuable upon exercise of the Warrants (the "Warrant Shares") will, when issued, be validly issued, fully paid and nonassessable. The issuance of the Shares is not, and upon exercise of the Warrants the issuance of the Warrant Shares will not be, subject to any preemptive or similar rights.

         3.8 Subsidiaries. Except as listed on Section 3.8 of the Company's Disclosure Schedule attached hereto (the "Disclosure Schedule"), there are no "Significant Subsidiaries" as that term is defined in Regulation S-X promulgated by the Securities and Exchange Commission (the "Commission"). Each Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve any Subsidiary are pending.

         3.9 SEC Filings. The Company has filed with the Commission all forms, reports, schedules, statements, and other documents (excluding exhibits) required to be filed by it since September 30, 1993 under the Securities Act, the Exchange Act, and all other federal securities laws. All forms, reports, schedules, statements, and other documents (including all amendments thereto) filed by the Company with the Commission since such date are herein collectively referred to as the "SEC Filings". The SEC Filings, at the time filed, complied in all material respects with all applicable requirements of federal securities laws. None of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading except as the same was corrected or superseded in a subsequent document duly filed with the Commission. Except as set forth in Section 3.9 of the Disclosure Schedule and except for those contracts not required to be filed pursuant to the rules and regulations of the Commission, all material contracts of the Company and the Subsidiaries have been included in the SEC Filings. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the SEC Filings present fairly in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto and, in the case of the unaudited consolidated interim financial statements, except to the extent that preparation of such financial statements in accordance with generally accepted accounting principles is not required by applicable rules of the Commission), the consolidated financial position of the Company as of the dates thereof and its consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements).

         3.10    Absence of Undisclosed Liabilities.  Except as set forth in
Section 3.10 of the Disclosure Schedule or to the extent disclosed in the SEC Filings filed prior to the date hereof, (a) as of June 30, 1995, neither the Company nor any Subsidiary had any liabilities or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise) material to the Company and the Subsidiaries considered as a whole, and (b) since June 30, 1995, neither the Company nor any Subsidiary has incurred any such material liabilities or obligations, other than those incurred in the ordinary course of business consistent with past practice or pursuant to or as contemplated by this Agreement.

         3.11 Absence of Certain Changes. Except as disclosed in the SEC Filings filed prior to the date hereof, since June 30, 1995, (i) there has not been any material adverse change in, or any event or condition that might reasonably be expected to result in any material adverse change in, the business, assets, results of operations, condition (financial or otherwise), of the Company and the Subsidiaries considered as a whole, other than as a result of legal or regulatory changes affecting the U.S. health care industry generally and (ii) neither the Company nor any Subsidiary has incurred any material liability, engaged in any material transaction, or entered into any material agreement in each case outside the ordinary course of business consistent with past practice.

         3.12 Compliance With Laws. Except as set forth in Section 3.12 of the Disclosure Schedule, since July 31, 1992, (i) the Company and the Subsidiaries have complied in all material respects with all Applicable Laws (including without limitation Applicable Laws relating to securities, properties, Medicare or Medicaid participation, business products, advertising and sales practices, employment practices, terms and conditions of employment, wages and hours, safety, occupational safety, health, environmental protection, product safety, and civil rights); (ii) neither the Company nor any Subsidiary has received any written notice, which has not been dismissed or otherwise disposed of, that the Company or any Subsidiary has not so complied and (iii) neither the Company nor any Subsidiary is charged or, to the best knowledge of the Company, threatened with, or, to the best knowledge of the Company, under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of the Company or any Subsidiary other than violations which in the reasonable judgement of the Company, individually or in the aggregate, do not and will not have a material adverse effect on the business, assets, results of operation or financial condition of the Company or the ability of the Company to consummate the transactions contemplated hereby.

         3.13 Litigation. Except as set forth in Section 3.13 of the Disclosure Schedule, (i) there is (whether insured or uninsured) no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened in writing, at law or in equity, in any court or before any Governmental Entity against the Company or any Subsidiary or affecting the Company or any Subsidiary or any of the respective assets or properties of the Company or any Subsidiary that, in the reasonable judgement of the Company, individually or in the aggregate would have a material adverse effect on the Company or would prevent the Company from consummating the transactions contemplated by this Agreement, and (ii) the Company and the Subsidiaries and their respective assets and properties are not subject to any order from any Governmental Entity that has or is likely to have a material adverse effect on the Company.

         3.14 Prior Private Offerings. Since July 31, 1992, (i) all securities offered or sold by the Company which were not registered pursuant to the Securities Act and applicable state securities laws, were offered or sold pursuant to valid exemptions from the Securities Act and applicable state securities laws and (ii) no private offering memorandum or other information furnished (whether in writing or orally) to any offeree or purchaser of such securities, at the time of delivery of such private offering memorandum or other information, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         3.15 Private Offering of the Securities. The Company agrees that neither the Company nor anyone acting on its behalf has offered or will offer the Securities or any part hereof or any similar securities for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Securities within the provisions of Section 5 of the Securities Act.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYERS

         Each Buyer severally (and not jointly) represents and warrants to the Company that:

         4.1 Organization. If Buyer is a corporation, such Buyer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. If Buyer is a partnership or trust, such Buyer is duly formed and validly existing as a partnership or trust under the laws of the jurisdiction of its formation.

         4.2 Authority Relative to This Agreement. Buyer has full power and authority to execute, deliver, and perform this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. If Buyer is a corporation, partnership or trust, the execution, delivery, and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes, and each Ancillary Document executed or to be executed by Buyer has been, or when executed will be, duly executed and delivered by Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         4.3 Noncontravention. The execution, delivery, and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) if Buyer is a corporation, partnership or trust, conflict with or result in a violation of any provision of the charter, bylaws, or similar organizational documents of Buyer, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement, or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties may be bound,
(iii) result in the creation or imposition of any Encumbrance upon the properties of Buyer, or (iv) violate any Applicable Law binding upon Buyer, except, in the case of clauses (ii), (iii), and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations, or financial condition of Buyer or on the ability of Buyer to consummate the transactions contemplated hereby.

         4.4 Governmental Approvals. Other than any HSR Act filing, no consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Buyer in connection with the execution, delivery, or performance by Buyer of this Agreement or the consummation by it of the transactions contemplated hereby.

         4.5 Purchase for Investment. Buyer has been furnished with all information that it has requested for the purpose of evaluating the proposed acquisition of the Securities pursuant hereto, and Buyer has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operations, and financial condition and the terms and conditions of the issuance of the Securities. Buyer is acquiring the Securities to be purchased by it for its own account for investment and not for distribution in any manner that would violate applicable securities laws, but without prejudice to Buyer's rights to dispose of such Securities or a portion thereof to a transferee or transferee, in accordance with such laws if at some time in the future Buyer deems is advisable to do so. Buyer can bear the risk of an investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a prospective investment in the Securities. The acquisition of such Securities by Buyer at Closing shall constitute Buyer's confirmation of the foregoing representations. Buyer understands that such Securities are being sold to it in a transaction which is exempt from the registration requirements of the Securities Act, and that, in making the representations and warranties contained in Section 3.6 pertaining to compliance by the Company with the requirements of the Securities Act and applicable securities laws, the Company is relying, to the extent applicable, upon Buyer's representations set forth herein.

         4.6 No Other Shares. Except for such rights as may be conferred on Buyer by this Agreement and the Ancillary Documents, as of the date hereof, Buyer does not beneficially own, directly or indirectly, any shares of capital stock of the Company.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

         5.1 Press Releases. Except as may be required by Applicable Law or by the rules of any national securities exchange, neither Buyer, on the one hand, nor the Company, on the other, shall issue any press release with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld under the circumstances). Any such press release required by Applicable Law or by the rules of any national securities exchange shall only be made after reasonable notice to the other party.

         5.2 Stock Exchange Listing. The Company shall use its reasonable best efforts to cause the Shares and the Warrant Shares to be approved for listing on the American Stock Exchange, subject to official notice of issuance, prior to the Closing Date, and at such time as the Common Stock is listed on the New York Stock Exchange, cause the Shares and the Warrant Shares to be listed on the New York Stock Exchange as soon as practicable thereafter.

         5.3     Registration Rights.

         (a) Registration of Shares. Within 30 days following the Closing, the Company will prepare and file a registration statement under the Securities Act, and shall use its best efforts to cause such registration statement to become effective as promptly as possible thereafter, with respect to the resale of the Registrable Shares (as hereinafter defined).

         (b) Registration of Warrant Shares. Prior to the first date on which the Warrant Shares are issuable upon exercise of the Warrants, the Company will prepare and file one or more registration statements under the Securities Act, and cause such registration statements to become effective as promptly as possible, with respect to the issuance of the Warrant Shares upon exercise of the Warrants and the resale of the Registrable Warrant Shares (as hereinafter defined).

         (c) Piggyback Registrations. Until such time as the Buyer Group (as hereinafter defined) no longer beneficially owns in the aggregate at least 10% of the Shares and Underlying Warrant Shares (as hereinafter defined) initially purchased hereunder, whenever the Company proposes to register an offering of any of its Common Stock under the Securities Act other than (i) under employee compensation or benefit programs or otherwise on Form S-8 or an equivalent form, (ii) an exchange offer or an offering of securities solely to the existing stockholders or employees of the Company or to the existing stockholders of another company in connection with a merger or acquisition or otherwise on Form S-4 or an equivalent form or (iii) a secondary registration solely on behalf of holders of securities of the Company, and the registration form to be used may be used for the registration of the Registrable Securities (as hereinafter defined), the Company will give prompt written notice to all Buyers of its intention to effect such a registration and will include in such registration and offering all Registrable Securities which are then owned by members of the Buyer Group and with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice (a "Piggyback Registration"). The Company shall use reasonable efforts to cause the managing underwriters of a proposed underwritten offering to permit the Registrable Securities then owned by members of the Buyer Group which have been requested to be included in the registration statement (or registration statements) for such offering to be included therein and in the prospectus used in connection therewith on the same terms and conditions as are provided for therein for persons other than Buyers. Notwithstanding the foregoing, if the Company gives notice of such a proposed registration, the total number of Registrable Securities which shall be included in such registration shall be reduced pro rata to such number, if any, as in the reasonable opinion of the managing underwriters of such offering would not adversely affect the marketability or offering price of all of the securities proposed to be offered by the Company in such offering; provided however, that to the extent not prohibited by any registration rights agreements existing as of the date hereof, the securities to be included in the registration statement (or registration statements) for any person other than Buyers and the Company shall be first reduced prior to any such pro rata reduction. It is specifically agreed that the Piggyback Registration rights set forth in this subparagraph (c) shall not be assignable to any transferee of Registrable Securities if such transferee is not a member of the Buyer Group.

         (d) Registration Procedures. With respect to each registration statement filed in accordance with this Section 5.3 (the "Registration Statement"), the Company shall:

                 (i) cause the Registration Statement and the related prospectus and any amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act and under the rules and regulations promulgated thereunder, and
         (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                 (ii) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith, and upon the mandatory expiration of the Registration Statement, one or more additional registration statements, as may be necessary to keep the Registration Statement effective on a continual basis for so long as the Buyer Group collectively owns Shares and Underlying Warrant Shares constituting more than 25% of the Shares and Underlying Warrant Shares initially purchased hereunder; provided that, the Company shall not be required to maintain the effectiveness of the Registration Statement filed for a Piggyback Registration for more than 90 days, and shall not be required to maintain the effectiveness of any other Registration Statement filed hereunder for a period in excess of three years from the Closing Date if after the expiration of such period the Registrable Securities may be resold without any restrictions under the Securities Act, it being agreed that if the Registrable Securities remain subject to any restrictions under the Securities Act (including any volume restrictions imposed upon "affiliates" under Rule 144) the Company will continue to maintain the effectiveness of such statement beyond the three year period subject to the terms hereof;

                 (iii) furnish, upon written request, to each Buyer a copy of any amendment or supplement to the Registration Statement or prospectus prior to filing it after effectiveness and not file any such amendment or supplement to which any such Buyer shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations promulgated thereunder;

                 (iv) furnish to each Buyer such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus used in connection therewith (including, without limitation, each preliminary prospectus and final prospectus) and such other document as such Buyer may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Buyer;

                 (v) use its best efforts to register or qualify all Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of the states of the United States as may be required for the issuance and sale of the Registrable Securities, to keep such registration or qualification in effect for so long as the Registration Statement remains in effect except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not and would not, but for the requirements of this
         Section 5.3, be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                 (vi) prior to any sale of the Registrable Securities effected on the American Stock Exchange or the New York Stock Exchange, as applicable, deliver to such national securities exchange copies of the prospectus to be used in connection with the offering to be conducted pursuant to the Registration Statement;

                 (vii) upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Registration Statement, as then in effect, includes or in the judgment of the Company may include an untrue statement of a material fact or omits or may omit to state any material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading in the light of the circumstances in which they were made, which circumstance requires amendment of the Registration Statement or supplementation of the prospectus, prepare and file as promptly as reasonably possible a supplement to or an amendment of such prospectus as may be necessary so that, as when delivered (if required by the Securities Act) to a purchaser of Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading in the light of the circumstances in which they were made;

                 (viii) otherwise use its best efforts to comply with all applicable rules and regulations under the Securities Act and, in its discretion, to make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month of the first fiscal quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of section 11(a) of the Securities Act;

                 (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the Registration Statement from and after a date not later than the effective date of the Registration Statement;

                 (x) use its best efforts to list all Registrable Securities covered by the Registration Statement on any national securities exchange on which securities of the same class as the Registrable Securities are then listed;

                 (xi) after any sale of the Registrable Securities pursuant to this Section 5.3, to the extent not prohibited by law, cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to the Registrable Securities;

                 (xii) enter into such customary agreements (including, without limitation, underwriting agreements in customary form, substance, and scope) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares;

                 (xiii) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the disqualification of any Common Stock included in the Registration Statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order; and

                 (xiv) use its best efforts to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Buyers thereof to consummate the disposition of such Shares.

         (e) Obligations of Buyer. Each member of the Buyer Group holding Registrable Securities shall furnish to the Company such information regarding such member as the Company may from time to time reasonably request in writing (and will notify the Company of any changes in such information) and as shall be required by the Securities Act in connection with such registration. Each such member of the Buyer Group shall enter into such customary agreements (including, without limitation, underwriting agreements, custody agreements and powers of attorney in customary form, substance and scope) and take all such other actions as the Company or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities.

         (f) Delay of Sales. During any period in which the Company is maintaining the effectiveness of a Registration Statement for the Registrable Securities pursuant to this Section 5.3, the Company shall have the right, upon giving notice to the members of the Buyer Group holding Registrable Securities of the exercise of such right, to require such members not to sell any Registrable Securities pursuant to such Registration Statement for a period of time the Company deems reasonably necessary, which time shall be specified in such notice but in no event longer than a period of 90 days, if (i) the Company is engaged in an offering of shares by the Company for its own account or is engaged in or proposes to engage in discussions or negotiations with respect to, or has proposed or taken a substantial step to commence, or there otherwise is pending, any merger, acquisition, other form of business combination, divestiture, tender offer, financing or other transaction, or there is an event or state of facts relating to the Company, in each case which is material to the Company (any such negotiation, step, event or state of facts being herein called a "Material Activity"), (ii) such Material Activity would, in the opinion of counsel for the Company, require disclosure so as to permit the Registrable Securities to be sold in compliance with applicable law, and (iii) such disclosure would, in the reasonable judgment of the Company, be adverse to its interests; provided, that, the Company shall have no right to delay the filing of a Registration Statement or the selling of Registrable Securities if at any time during the twelve months preceding the date on which such notice was given the Company had delayed the selling of Registrable Securities pursuant to this subparagraph (f). The Company shall have no obligation to include in any notice contemplated by this subparagraph (f) any reference to or description of the facts based upon which the Company is delivering such notice.

         (g)     Indemnification.

                 (i) The Company shall indemnify and hold harmless each member of the Buyer Group holding Registrable Securities, and if such member is a corporation or partnership, its directors, Affiliates (as hereinafter defined) and officers, and each other person, if any, who controls such member within the meaning of the Securities Act against any losses, claims, damages, liabilities or expenses (including reasonable fees and expenses of counsel), joint or several, to which such member or any such director, Affiliate or officer or participating or controlling person may become subject under the Securities Act or otherwise in connection with or as a result of a sale by such member of the Registrable Securities, insofar as such losses, claims, damages, liabilities or expenses (or related actions or proceedings) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or any document incorporated by reference in the Registration Statement, or (ii) any omission or alleged omission to state in any such document a material fact required to be stated in any such document or necessary to make the statements in any such document not misleading, and the Company will reimburse such member and each such director, Affiliate, officer, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or expense (or action or proceeding in respect of any such loss, claim, damage, liability or expense) which arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such member or any such director, Affiliate, officer, participating person or controlling person for use in the preparation of the Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such member or any such director, Affiliate, officer, participating person or controlling person and shall survive the transfer of such securities by such member.

                 (ii) Each member of the Buyer Group holding Registrable Securities, severally and not jointly, shall indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (i) of this subparagraph (g)) the Company, each director of the Company, each officer of the Company who shall sign the Registration Statement and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any untrue statement in or omission from the Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included in the Registration Statement, or any amendment or supplement to the Registration Statement, but only to the extent that such statement or omission was made in direct reliance upon and in conformity with written information furnished to the Company by such member for use in the preparation of the Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of the Registrable Securities by such member.

                 (iii) Indemnification under this Section 5.3 shall be made as set forth in Article IX hereof.

         (h) Registration Expenses. All expenses incident to the Company's registration of the Registrable Securities pursuant to the provisions of this
Section 5.3, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing and engraving expenses, messenger and delivery expenses and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and any selling commissions) and any persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be paid by the Company; provided, that, all expenses incurred by members of the Buyer Group holding Registrable Securities to retain any counsel, accountant or other advisor will not be deemed to be Registration Expenses and will be paid by such members pro rata based upon the number of Registrable Securities included in the registration. The underwriting discounts or commissions and any selling commissions together with any stock transfer or similar taxes attributable to sales of the Registrable Securities will be paid by the holders of the Registrable Securities pro rata based upon the number of Registrable Securities held by them.

         5.4 Board Representation. In connection with the Company's 1996 annual meeting of stockholders, the Company will nominate a designee of Rainwater, Inc. (the "Initial Designee") that is acceptable to the Company to fill a vacancy in the Board of Directors of the Company existing on the date hereof and will use its reasonable best efforts to cause the Initial Designee to become elected to the Board. As long as Buyers and their Affiliates continue to beneficially own in the aggregate at least 600,000 Shares, Warrant Shares and/or Underlying Warrant Shares (appropriately adjusted for stock splits, combinations and similar changes), the Company will continue to nominate the Initial Designee or other designee of Rainwater, Inc. that is acceptable to the Company on each subsequent date for re-nomination of the Initial Designee or other designee, as applicable, and will use its reasonable best efforts to cause such designee to become elected to the Board.

         5.5 Fees and Expenses. The Company shall (i) at the Closing pay Rainwater, Inc., the amount of $150,000; (ii) upon the earlier of the Closing or the termination of this Agreement, unless this Agreement is terminated solely as a result of any Buyer's breach of the terms hereof, reimburse Rainwater, Inc. for (A) up to two filing fees for HSR Act approval of the transaction proposed herein together with all other fees and expenses (including fees and expenses of counsel) incurred in connection with such filings and (B) all other fees and expenses (including fees and expenses of counsel, financial advisors, accountants and other third party consultants) incurred in connection with this Agreement and the

Ancillary Documents, up to a maximum of $100,000 for such other fees and expenses incurred in connection with this Agreement and the Ancillary Documents; and (iii) for so long as Buyers and their Affiliates continue to beneficially own in the aggregate at least 600,000 Shares, Warrant Shares and/or Underlying Warrant Shares (appropriately adjusted for stock splits, combinations and similar changes), pay Rainwater, Inc. $75,000 annually, due quarterly in arrears beginning March 31, 1995 (adjusted pro-rata for any period which is less than a full quarter), and reimburse Rainwater, Inc. annually (payable quarterly in arrears) for all fees and expenses, including legal fees, reasonably incurred by Rainwater, Inc. in connection with the ownership of the Securities, up to a maximum of $25,000 for any calendar year, unless the Company shall have approved a greater amount.

         5.6     Restrictions on Transfers; Restrictions on Exercise of
Warrants.

         (a) Restrictions on Transfer of Shares, Warrants and Warrant Shares. Subject to the provisions of subsection (c), no member of the Buyer Group, without having obtained the prior written consent of the Company, shall:

                 (i) prior to the first anniversary of the Closing Date, sell or transfer any of the Shares held by such member to any other person, except for (A) Excluded Transfers (as hereinafter defined), or (B) sales or transfers of a number of Shares, which together with all other sales or transfers of Shares made by Rainwater, Inc. (or upon its approval, other members of the Buyer Group) pursuant to this clause (B), does not exceed 1% of the Shares initially purchased hereunder;

                 (ii) sell or transfer any of the Warrants held by such member to any other person, except for Excluded Transfers; and

                 (iii) prior to the fourth anniversary of the Closing Date, except for an Excluded Transfer, sell or transfer in a privately negotiated transaction to a single purchaser and its Affiliates, or any "Group" (as such term is defined in Rule 13d-5(b)(1) under the Exchange Act) any combination of Shares, Warrants and/or Warrant Shares, if the aggregate number of Shares, Warrant Shares and Underlying Warrant Shares to be so transferred equals 5% or more of the Common Stock then outstanding on a fully-diluted basis (i.e. including all shares of Common Stock issuable under the terms of any options, warrants and similar rights).

         (b) Restrictions on Exercise of Warrants. Subject to the provisions of subsection (d), the members of the Buyer Group shall not, during the time periods set forth below, exercise Warrants to purchase less than the number of Warrant Shares set forth opposite such time period (appropriately adjusted for stock splits, combinations and similar changes):


         Time Period                                  Warrant Shares
         -----------                                  --------------
         From the date immediately following
         the first anniversary of the Closing Date        400,000
         to and including the second Anniversary of
         Closing Date

         From the date immediately following
         the second Anniversary of the Closing Date
         to and including the third Anniversary of        200,000
         Closing Date

         From and after the third Anniversary
         of the Closing Date                              No restriction

         (c) Exceptions to Transfer Restrictions. Notwithstanding subsection (a), any member of the Buyer Group may sell or transfer any of the Shares, Warrants and/or Warrant Shares to any person pursuant to, as a result of, or in connection with (i) a tender offer or an exchange offer approved by the Board of Directors of the Company; (ii) the consummation of a merger (provided the Company is not the surviving corporation in such merger), consolidation, or a sale of all or substantially all the assets of the Company; or (iii) any other "Fundamental Change Transaction" (as such term is defined in the Warrant).

         (d) Exceptions to Warrant Exercise Restrictions. The limitations on the exercise of the Warrants during the Exercise Period (as defined in the Warrant) which are set forth in subsection (b) are subject to the following exceptions:

                 (i) the holders may at any time exercise the balance of the Warrants remaining outstanding at any time;

                 (ii) upon the written request of Rainwater, Inc., the holders of the Warrants may exercise once in each calendar year Warrants to purchase up to 100,000 Warrant Shares; and

                 (iii) any of the Warrants may be exercised in connection with a transaction described in subsection (c).

         (e) Transferees; No Other Restrictions. During the period in which the restrictions set forth in this Section 5.6 remain applicable, neither Buyer nor any transferee who is a member of the Buyer Group shall be entitled to, directly or indirectly, sell or transfer any of the Shares, Warrants and/or Warrant Shares in an Excluded Transfer to any person who is not a party to this Agreement, unless the purported transferee executes an instrument acknowledging that it is bound by the terms of this Section 5.6 and such instrument is delivered to the Company. Except as provided in subsection (a) and this subsection (e), and subject to compliance with the applicable provisions of the Securities Act, the Shares, the Warrants and the Warrant Shares are freely transferable.

         5.7 Indemnification of Brokerage. The Company shall be solely responsible for the payment of any amounts owed to Dean Witter Reynolds Inc. in connection with the transactions contemplated herein. Each of the parties hereto agrees to indemnify and hold harmless each other party from and against any claim or demand for a commission or other compensation by any financial advisor, broker, agent, finder, or similar intermediary claiming to have been employed by or on behalf of such indemnifying party and to bear the cost of legal fees and expenses incurred in defending against any such claim or demand.

         5.8 Delivery of Information. The Company will deliver to each Buyer promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K (or their equivalents) which the Company shall have filed with the Commission or any similar reports filed with any state securities commission or office.

         5.9 Rule 144 and Rule 144A Information. With a view to making available to each Buyer the benefits of Rule 144 and Rule 144A promulgated under the 1933 Act and any other rule or regulation of the Commission that may at any time permit the Buyers to sell Common Stock of the Company to the public without registration, the Company agrees to:

                 (i) make and keep public information available, as those terms are understood and defined in Rule 144;

                 (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                 (iii) furnish to each Buyer forthwith upon request (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company under the Securities Act and the Exchange Act and (C) such other information as may be reasonably requested by each Buyer in availing itself of any rule or regulation of the Commission which permits the selling of any such securities without registration.

                 (iv) comply with all rules and regulations of the Commission applicable to the Company in connection with use of Rule 144A (or any successor thereto); and

                 (v) within five business days of the Company's receipt of a request made by, or on behalf of, any prospective transferee of who is a Qualified Institutional Buyer (as defined in Rule 144A) and would be purchasing Common Stock of the Company in reliance upon Rule 144A), provide to such prospective transferee copies of annual audited and quarterly unaudited financial statements of the Company for it to comply with Rule 144A.

         5.10    Standstill.

         (a) General. Each Buyer agrees that during the two year period ending on the second anniversary of the Closing Date, it will not, and it will cause its Affiliates and employees not to, purchase additional shares of the Company's Common Stock so that Buyers and their Affiliates and employees collectively own 20% or more of the Company's Common Stock then outstanding; provided, however, that Buyers and their Affiliates and employees shall not be deemed to own 20% or more of the Common Stock then outstanding solely by reason of the Company's purchase of any Common Stock unless thereafter Buyers and their Affiliates and employees purchase any additional shares of Common Stock (excluding any acquisition of Warrant Shares upon exercise of the Warrants, which shall not be restricted hereunder).

         (b) Additional Standstill Obligations. Each Buyer further agrees that during the two year period ending on the second anniversary of the Closing Date, it will not, and it will cause its Affiliates and employees not to, without prior Company consent, (i) effect or cause to be effected any (A) "solicitation" of "proxies" (as such terms are used in the proxy rules of the Commission) with respect to the Company or any action resulting in such person becoming a "participant" in any "election contest" (as such terms are used in the proxy rules of the Commission) with respect to the Company, or (B) any tender or exchange offer or offer for a merger, consolidation, share exchange or business combination involving the Company or substantially all of its assets, or (ii) propose any matter for submission to a vote of the stockholders of the Company.

         (c) Amendments to Rights Agreement. If the Company undertakes the purchase of any Common Stock under circumstances in which any exercise of Warrants would be considered to cause Buyers and their Affiliates to become an "Acquiring Person" under the Rights Agreement, the Company agrees to amend the Rights Agreement to either (i) include the Buyers and their Affiliates in the definition of an "Initial Shareholder", or (ii) change the definition of "Exempt Person" so as to exclude any exercise of the Warrants from being considered as an additional purchase of shares of Common Stock for purposes of the Rights Agreement.

         5.11 Participation in Subsequent Private Placements. Until such time as Buyers and their Affiliates no longer beneficially own in the aggregate at least 600,000 Shares, Warrant Shares and/or Underlying Warrant Shares, in the event that the Company desires to issue any Equity Securities (as hereinafter defined) for cash in a private placement transaction, the Company shall, prior to such issuance, provide written notice to Rainwater, Inc. describing in detail the Equity Securities to be issued, the potential purchasers thereof, if specifically known, and the consideration to be received therefrom (a "Preemptive Notice"). The Buyer Group shall have the right, during the 20 Business Days following receipt of the Preemptive Notice (the "Preemptive Right Offer Period"), to elect to subscribe for and purchase (the "Preemptive Right") at the same price, and on such other terms and conditions as are set forth in the Preemptive Notice, such number of shares of Equity Securities (in the Company's sole discretion either as a portion of or in addition to the Equity Securities covered by the Preemptive Notice) as may be required to cause the Equity Ownership Interest (as hereinafter defined) of the Buyer Group immediately following such issuance to be equal to the Equity Ownership Interest of the Buyer Group on the date of the Preemptive Notice.
Any notice by the Buyer Group of their election to exercise the Preemptive Right shall be provided by Rainwater, Inc. on behalf of such group. Any Equity Securities to be purchased by the Buyer Group shall be allocated pro-rata among the members of the Buyer Group electing to exercise the Preemptive Right, as determined by Rainwater, Inc.

         5.12 No Solicitation. From the date of this Agreement to the earlier of (i) the Closing Date, (ii) January 31, 1996, or (ii) the termination of this Agreement in accordance with its terms (but not including upon or due to a breach of this Agreement by the Company), the Company agrees that, except pursuant to agreements in existence as of the date hereof, (A) it will not, (B) it will not permit any Subsidiary to and (C) it will not authorize or permit any officer, director or employee of the Company or any Subsidiary, or any investment banker, attorney, financial advisor, accountant or other person retained by the Company or any Subsidiary, directly or indirectly (including by way of furnishing any information) to (i) solicit, initiate, assist, encourage or accept any proposal regarding a financing, sale of stock, or any other transaction involving the Company, which in each case is similar to the proposed investment contemplated herein (a "Transaction"); (ii) engage in any negotiations with respect to, or otherwise attempt to consummate, a Transaction; (iii) provide any public or non-public information concerning the Company to any person in connection with any proposal for a Transaction or to any person whom the Company or any Subsidiary knows or has reason to believe is in the process of planning or considering a Transaction; or (iv) reach any agreement or understanding for or with respect to any Transaction. The Company will immediately advise Buyer orally and, within one Business Day, in writing of any such inquiries, requests for information or Transaction proposals of which it has knowledge. If the Company or any Subsidiary receives from any person any offer, inquiry or informational request referred to above, the Company will promptly advise such person in writing of the terms of this
Section 5.12 and will send Buyer a copy of such notice.

         5.13 Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 6.1 and 7.1 have been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto; provided, however, that if the Closing shall occur, then all matters disclosed pursuant to any such supplement or amendment at or prior to the Closing shall be waived and no party shall be entitled to make a claim thereon pursuant to the terms of this Agreement.

         5.14 Access to Information. Between the date hereof and the Closing, the Company (i) shall give Buyers and their authorized representatives reasonable access to the Company's employees, offices and other facilities, and all books and records of the Company and the Subsidiaries, (ii) shall permit Buyer and its authorized representatives to make such inspections as they may reasonably require to verify the accuracy of any representation or warranty contained in Article III, and (iii) shall cause the Company's officers to furnish Buyer and its authorized representatives with such financial and operating data and other information with respect to the Company and the Subsidiaries as Buyer may from time to time reasonably request; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty of the Company contained in this Agreement or in any agreement, instrument, or document delivered pursuant hereto or in connection herewith; and provided further that the Company shall have the right to have a representative present at all times.

         5.15 HSR Act Notification. To the extent it is determined that the HSR Act will be applicable to the transaction contemplated hereby, each of the parties hereto shall (i) file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement and in no event later than January 10, 1996, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such party under the HSR Act concerning the transactions contemplated hereby and (ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning such transactions, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Each party hereto agrees to request, and to cooperate with the other party or parties in requesting, early termination of any applicable waiting period under the HSR Act.

         5.16 Survival of Covenants. Except for any covenant or agreement which by its terms expressly terminates as of a specific date, the covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing without contractual limitation.


                                   ARTICLE VI

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:


         6.1 Representations and Warranties True. All the representations and warranties of Buyers contained in this Agreement shall be true and correct on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date, except to the extent contemplated by this Agreement or the Ancillary Documents.

         6.2 Covenants and Agreements Performed. Buyers shall have performed and complied with all covenants and agreements required by this Agreement, if any, to be performed or complied with by them on or prior to the Closing Date.

         6.3 HSR Act. To the extent that the HSR Act is applicable to the transaction contemplated herein, all waiting periods (and any extensions thereof) applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

         6.4 Legal Proceedings. No Proceeding (as hereinafter defined) shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         6.5 Certificate. The Company shall have received a certificate executed by each Buyer, and if Buyer is a corporation, partnership or trust, by a duly authorized person on behalf of Buyer dated the Closing Date, representing and certifying, in such detail as the Company may reasonably request, that the conditions set forth in Sections 6.1 and 6.2 have been fulfilled.

         6.6 Private Placement Information. The Company shall have received evidence reasonably satisfactory it establishing the status (as "accredited investors" or otherwise) of all Buyers who are assignees of the Buyer initially executing this Agreement, to the extent reasonably required to establish that the issuance and sale of the Securities is exempt from the registration requirements of the Securities Act.


                                  ARTICLE VII

                      CONDITIONS TO OBLIGATIONS OF BUYERS

         The obligations of Buyers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

         7.1 Representations and Warranties True. All the representations and warranties (other than Section 3.11) of the Company contained in this Agreement shall be true and correct on and as of the Closing Date (except that the representations and warranties contained in Sections 3.3(a) and 3.8 shall be true and correct in all material respects), except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date, except to the extent contemplated by this Agreement or the Ancillary Documents.

         7.2 Covenants and Agreements Performed. The Company shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         7.3 Opinion of Counsel. Each Buyer shall have received an opinion of legal counsel to the Company, dated the Closing Date, in form and substance satisfactory to the Buyers and their counsel, covering those matters set forth in Exhibit 7.3 attached hereto.

         7.4 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         7.5 Certificates. Each Buyer shall have received a certificate or certificates representing the Shares and the Warrants, as applicable, in definitive form representing the Shares and Warrants purchased by it, (in the case of the Warrants in substantially the form set forth in Exhibit A hereto) registered in the name of such Buyer and duly executed by the Company.

         7.6 Officer Certificate. Buyer shall have received a certificate executed on behalf of the Company by the chief executive officer or the chief financial officer of the Company, dated the Closing Date, representing and certifying, in such detail as the Buyer may reasonably request, that the conditions set forth in Sections 7.1, 7.2 and 7.4 have been fulfilled.


                                  ARTICLE VIII

                       TERMINATION, AMENDMENT, AND WAIVER

         8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

         (a)     by mutual written consent of the Company and Buyers; or

         (b) by the Company, if, on the Closing Date, any of the conditions set forth in Article VI shall not have been satisfied and shall not have been waived by the Company; or

         (c) by Buyers, if, on the Closing Date, any of the conditions set forth in Article VII shall not have been satisfied and shall not have been waived by Buyers; or

         (d) by the Company or Buyers if the Closing has not occurred by the close of business on January 31, 1996, so long as the failure to consummate the transaction on or before such date does not result from a breach of this Agreement by the party seeking termination of this Agreement; provided that, if the failure to consummate the transaction on or before such date is due solely to the failure to have satisfied the condition in Section 6.3, then the earliest date upon which this Agreement may be terminated pursuant to this subparagraph (d) is March 31, 1996; or

         (e) at any time before the Closing, by Company or Buyers, in the event (i) of a material breach of this Agreement by any non-terminating party if such non-terminating party fails to cure such breach within five Business Days following notification by any one or more terminating parties, or (ii) upon notification to the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement has become impossible or impractical with the use of best efforts, if the failure of such condition to be satisfied is not caused by a breach by the terminating party.

         8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 by the Company, on the one hand, or Buyers, on the other, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Section and in Sections 5.1, 5.5 and 5.7 and
Article IX shall survive the termination hereof. Nothing contained in this Section shall relieve any party from liability for any breach of this Agreement.

         8.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of all the parties hereto.

         8.4 Waiver. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The provisions of this Agreement may not be waived except by an instrument in writing signed by or on behalf of the party against whom such waiver is sought to be enforced.


                                   ARTICLE IX

                          SURVIVAL OF REPRESENTATIONS;
                                INDEMNIFICATION

         9.1 Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto shall survive the Closing, regardless of any investigation made by or on behalf of any party, until the second anniversary of the Closing Date; provided, however, that the representations and warranties of the Company contained in Sections 3.1, 3.3., 3.4 and 3.7 shall survive until 30 days after the expiration of the limitation period under the applicable statute of limitations (each such anniversary and time of expiration, a "Survival Date"). No action may be brought with respect to a breach of any representation after the Survival Date unless, prior to such time, the party seeking to bring such an action has notified the other parties of such claim, specifying in reasonable detail the nature of the loss suffered. The provisions of this Section 9.1 shall have no effect upon any of the covenants of the parties set forth in Article V or any of the other obligations of the parties hereto under the Agreement, whether to be performed later, at or after the Closing.

         9.2 Indemnification by Company. The Company shall indemnify, defend, and hold harmless Buyers from and against any and all claims, actions, causes of action, demands, losses, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred by Buyers, directly or indirectly, by reason of or resulting from any breach by the Company of any of its representations, warranties, covenants, or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto.

         9.3 Indemnification by Buyers. Each Buyer severally (but not jointly) shall indemnify, defend, and hold harmless the Company from and against any and all Damages asserted against, resulting to, imposed upon, or incurred by the Company, directly or indirectly, by reason of or resulting from any breach by such Buyer of any of its representations, warranties, covenants, or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto.

         9.4 Procedure for Indemnification. Promptly after receipt by an indemnified party under Section 9.2 or 9.3 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of such action, the indemnified party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the indemnifying party elects not to assume (or fails to assume) the defense of such action, the indemnified party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the indemnifying party. If the action is asserted against both the indemnifying party and the indemnified party and there is a conflict of interests which renders it inappropriate for the same counsel to represent both the indemnifying party and the indemnified party, the indemnifying party shall be responsible for paying for separate counsel for the indemnified party; provided, however, that if there is more than one indemnified party, the indemnifying party shall not be responsible for paying for more than one separate firm of attorneys to represent the indemnified parties, regardless of the number of indemnified parties. The indemnifying party shall have no liability with respect to any compromise or settlement of any action effected without its written consent (which shall not be unreasonably withheld).


                                   ARTICLE X

                                 MISCELLANEOUS

         10.1    Notices.   All notices, requests, demands, and other
communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally, or transmitted by first class registered or certified mail, postage prepaid, return receipt requested, or sent by prepaid overnight delivery service, or sent by cable, telegram, or telefax, to the parties at the addresses and telefax numbers set forth opposite their names on the signature page hereof (in the case of the Company) and on Annex I hereto (in the case of Buyers) (or at such other addresses and telefax numbers as shall be specified by the parties by like notice).

         10.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         10.3 Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that any Buyer may assign to any partnership in which Rainwater, Inc. is the sole managing partner, or to any other member of the Buyer Group, any of Buyer's rights, interests, or obligations hereunder, upon notice to the other party or parties. Prior to the Closing, any assignee of the initial Buyer executing this Agreement shall, upon such assignment, execute this Agreement as a Buyer and the provisions of Annex I shall be amended to accurately reflect the portion of the Securities to be purchased by each Buyer. Except as provided in Article IX, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

         10.4 Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

         10.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         10.6 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.


                                   ARTICLE XI

                                  DEFINITIONS

         11.1 Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Article:

                 "Affiliate" has the meaning specified in Rule 12b-2 promulgated under the Exchange Act.

                 "Ancillary Documents" means each agreement, instrument, and document (other than this Agreement) executed or to be executed by the Company or Buyer in connection with the transactions contemplated by this Agreement, including without limitation the Warrants.

                 "Applicable Law" means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified person or property is subject.

                 "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in Atlanta, Georgia are authorized or obligated by law or executive order to close.

                 "Buyer Group" shall mean collectively, all Buyers together with their respective Affiliates and bona fide employees.

                 "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition, or otherwise), easements, and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise.

                 "Equity Ownership Interests" shall mean, with respect to the members of the Buyer Group, at any time, the fraction (a) having as its numerator the number of shares of Common Stock and Underlying Warrant Shares held beneficially by all members of the Buyer Group at such time, and (b) having as its denominator the aggregate number of shares of Common Stock (calculated on a fully diluted basis) issued and outstanding at such time.

                 "Equity Securities" means any capital stock of the Company, and any securities directly or indirectly convertible into, or exercisable or exchangeable for any capital stock of the Company, or any right, option, warrant or other security which, with the payment of additional consideration, the expiration of time or the occurrence of any event shall give the holder thereof the right to acquire any capital stock of the company or any security convertible into or exercisable or exchangeable for, any capital stock of the Company.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Exchange Agreement" means that certain Exchange Agreement among the Company and certain other parties dated as of December 13, 1995.

                 "Excluded Transfer" means any transfer by a member of the Buyer Group to (i) an affiliate or bona fide employee of the transferor, (ii) any other Buyer, or (iii) to any Affiliate or bona fide employee of another Buyer.

                 "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau, or other authority or instrumentality (domestic or foreign).

                 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or Governmental Entity.

                 "Proceedings" means all proceedings, actions, suits, investigations, and inquiries by or before any arbitrator or Governmental Entity.

                 "Registrable Securities" means the Registrable Shares and the Registrable Warrant Shares.

                 "Registrable Shares" means the Shares and any Common Stock or other Equity Securities issued with respect thereto by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

                 "Registrable Warrant Shares" means the Warrant Shares and any Common Stock or other Equity Securities issued with respect thereto by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

                 "Rights Agreement" means that certain Rights Agreement, dated as of July 21, 1992 between the Company and First Union National Bank of North Carolina, as rights agent.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Subsidiary" means any corporation more than 50% of whose outstanding voting securities, or any general partnership, joint venture, or similar entity more than 50% of whose total equity interests, is owned, directly or indirectly, by the Company, or any limited Partnership of which the Company or any Subsidiary is a general partner.

                 "Underlying Warrant Shares" shall mean, at any time, all shares of Common Stock which may be acquired upon exercise of the Warrants. For purposes hereof, any person who holds Warrants shall be deemed to be the holder of the Underlying Warrant Shares obtainable upon exercise of such Warrants.

         11.2 Certain Additional Defined Terms. In addition to such terms as are defined in the opening paragraph of and the recitals to this Agreement and in Section 11.1, the following terms are used in this Agreement as defined in the Sections set forth opposite such terms:

         Defined Term                                                                Section Reference
         ------------                                                                -----------------
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Article II
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Article II
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.8
Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9.2
Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.8
Initial Designee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.4
Material Activity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.3
Preemptive Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.11
Preemptive Right  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.11
Preemptive Right Offer Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.11
Piggyback Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.3
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.2
Registration Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.3
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.3
SEC Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3.9
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.1
Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.1
Survival Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9.1
Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.12
Warrant Registration Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5.3
Warrant Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.7
Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1

         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.


                                     MAGELLAN HEALTH SERVICES, INC.
Address:
3414 Peachtree Road, N.E.
Suite 1400
Atlanta, Georgia  30326              By:  /s/ E. Mac Crawford
Fax: (404) 814-5717                       --------------------------------------
                                          E. Mac Crawford, Chairman
                                          and Chief Executive Officer


                                     BUYER(S):




                                     /s/ Richard E. Rainwater
                                     -------------------------------------------
                                     Richard E. Rainwater

                                    ANNEX I

                                                                          Shares
                                                  Number of             Underlying              Total
 Name of Buyer             Address and Fax          Shares               Warrants           Purchase Price
 -------------             ---------------          ------               --------           --------------
 Richard E.                777 Main St.            4,000,000            2,000,000             $69,732,000
 Rainwater                   Suite 2700
                           Fort Worth, TX
                                76102
                           (817)878-0460

                                   EXHIBIT A
                               (Form of Warrants)

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR UNLESS AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

THE RIGHT TO SELL OR OTHERWISE TRANSFER THIS WARRANT IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A STOCK AND WARRANT PURCHASE AGREEMENT DATED DECEMBER 22, 1995, BETWEEN THE COMPANY AND THE INITIAL BUYERS OF THE WARRANTS, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THE STOCK AND WARRANT PURCHASE AGREEMENT AND IN THIS WARRANT, AND NO SALE OR TRANSFER OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.

                  ------------------------------------------

                         MAGELLAN HEALTH SERVICES, INC.

             (Incorporated under the laws of the State of Delaware)

              Void after 5:00 p.m., Atlanta, Georgia, local time,
                             on January ___, 2000.


No. ______                                                     Right to Purchase
                                                               _________  Shares

                             STOCK PURCHASE WARRANT

         THIS CERTIFIES THAT, for value received, _________________________, (the "HOLDER"), or registered assigns, is entitled to purchase from Magellan Health Services, Inc. (f/k/a Charter Medical Corporation), a Delaware Corporation (the "COMPANY"), at any time or from time to time during the period specified in Paragraph 2 hereof, ___________________________________________(__________) fully paid and nonassessable shares of the Company's Common Stock, par value $.25 per share (the "COMMON STOCK"), at an exercise price per share of $26.150 (the "EXERCISE PRICE"). The term "WARRANT SHARES", as used herein, refers to the shares of Common Stock purchasable hereunder. The Warrant Shares and the Exercise Price are subject to adjustment as provided in Paragraph 4 hereof.

         This Warrant is one of a series of Warrants (the "Warrants") issued pursuant to, and is subject to all terms, provisions, and conditions contained in, that certain Stock and Warrant Purchase Agreement, dated December 22, 1995 (the "Purchase Agreement"), by and among the Company, the Holder and other purchasers of the Warrants. This Warrant is subject to the following additional terms, provisions, and conditions:

         1. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof and the provisions of the Purchase Agreement which restrict the exercise of the Warrants, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this

Warrant, together with a completed Exercise Agreement in the form attached hereto, to the Company during normal business hours on any business day at the Company's principal office in Atlanta, Georgia (or such other office or agency of the Company as it may designate by notice to the holder hereof), during the Exercise Period (as defined in Paragraph 2), and upon payment to the Company of the Exercise Price for the Warrant Shares specified in said Exercise Agreement, which such payment shall be made in cash or by certified or official bank check. The Company shall not be required to issue fractional Warrant Shares upon any exercise of the Warrant, but instead shall pay to the holder of this Warrant the cash value of any such fractional Warrant Shares. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or its designee as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement delivered, and payment made for such shares as aforesaid. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in said Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding ten business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be reasonably requested by the holder hereof, shall, unless the Warrant Shares evidenced by such certificate have previously been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") be imprinted with a restrictive legend substantially similar to the legend appearing on the face of this Warrant, and shall be registered in the name of said holder or such other name as shall be designated by said holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of said certificates, deliver to said holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised, which Warrant shall be imprinted on its face with the same legend appearing on the face of this Warrant. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution, and delivery of stock certificates (and any new Warrants) pursuant to this Paragraph 1 except that, in case such stock certificates shall be registered in a name or names other than the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the holder hereof to the Company at the time of the delivery of such stock certificates by the Company as mentioned above.

         2. Period of Exercise. Subject to the provisions of the Purchase Agreement which restrict the exercise of the Warrants, this Warrant is exercisable at any time or from time to time during the period commencing on January ____, 1997 and ending 5:00 p.m. Atlanta, Georgia, local time, on January ___, 2000 (the "EXERCISE PERIOD").

         3. Certain Actions Prohibited. The Company will not, by amendment of certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

         Without limiting the generality of the foregoing,

                 (i) the Company will not increase the par value of the shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect,

                 (ii) before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the shares of Common Stock so receivable, the Company will take all such corporate action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Exercise Price upon the exercise of this Warrant, or

                 (iii) the Company will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock issuable after the action upon the exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Company's charter and available for other the purpose of issue upon such exercise.

         4. Anti-dilution Provisions. The Exercise Price shall be subject to adjustment from time to time as provided in this Paragraph 4. Upon each adjustment of the Exercise Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the largest number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of this Paragraph 4, the term "CAPITAL STOCK", as used herein, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation which may be authorized in the future by an amendment to the Company's charter, provided that the shares purchasable pursuant to this Warrant shall include only shares of Common Stock, or shares resulting from any subdivision or combination of the Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in this Paragraph 4, the stock or other securities or property provided for in this Paragraph 4.

         (a) Subdivisions and Combinations. In case at any time the Company shall (i) subdivide the outstanding shares of Capital Stock into a greater number of shares, or (ii) combine the outstanding shares of Capital Stock into a smaller number of shares, the Exercise Price in effect immediately prior thereto shall be adjusted proportionately so that the adjusted Exercise Price shall bear the same relation to the Exercise Price in effect immediately prior to such event as the total number of shares of Capital Stock outstanding immediately prior to such event shall bear to the total number of shares of Capital Stock outstanding immediately after such event. Such adjustment shall become effective immediately after the effective date of a subdivision or combination.

         (b) Stock Dividends. In case the Company at any time after the date hereof shall declare, order, pay or make any dividend or other distribution to all holders of the Capital Stock payable in Capital Stock, then in each such case, subject to Paragraph 4(d) hereof, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced to a price (calculated to the nearest .001 of a cent) determined by multiplying such Exercise Price by a fraction

                 (i) the numerator of which shall be the number of shares of Capital Stock outstanding immediately prior to such dividend or distribution, and

                 (ii) the denominator of which shall be the number of shares of Capital Stock outstanding immediately after such dividend or distribution.

         Such adjustment shall be made on the date such dividend is paid or such distribution is made and shall become effective retroactive to the record date for the determination of shareholders entitled to receive such dividend or distribution.

         (c)     Dividends other than Stock Dividends.   In case the Company at
any time after the date hereof shall declare, order, pay or make any dividend or other distribution to all holders of the Capital Stock, other than a dividend payable in shares of Capital Stock (including, without limitation, dividends or distributions payable in cash, evidences of indebtedness, rights, options or warrants to subscribe for or purchase any Capital Stock or other securities, or any other securities or other property), then, and in each such case, subject to Paragraph 4(d) hereof, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced to a price (calculated to the nearest
 .001 of a cent) determined by multiplying such Exercise Price by a fraction

                 (i) the numerator of which shall be the "Market Price" (as defined below) in effect on such record date or, if any class of Capital Stock trades on an ex-dividend basis, the trading date immediately prior to the date of commencement of ex-dividend trading, less the value of such dividend or distribution (as determined in good faith by the Board of Directors of the Company) applicable to one share of Capital Stock, and

                 (ii) the denominator of which shall be such Market Price on such record date or, if any class of Capital Stock trades on an ex-dividend basis, the trading date immediately prior to the date of commencement of ex-dividend trading.

         Such adjustment shall be made on the date such dividend is paid or such distribution is made and shall become effective retroactive to the record date for the determination of shareholders entitled to receive such dividend or distribution.

         For the purpose hereof, "MARKET PRICE" shall mean, on any date specified herein, (A) if any class of Capital Stock is listed or admitted to trading on any national securities exchange, the highest price obtained by taking the arithmetic mean over a period of 20 consecutive days on which such national securities exchange (or if such stock is traded on more than one national securities exchange, the exchange the Company has designated under the Securities Exchange Act of 1934 to receive copies of reports filed by the Company under such act) is open for trading on a regular basis (any such day is a "TRADING DAY") ending the Trading Day immediately prior to such date of the average, on each such Trading Day, of the high and low sale prices of shares of each such class of Capital Stock or if no such sale takes place on such date, the average of the highest closing bid and lowest closing asked prices thereof on such date, in each case as officially reported on all national securities exchanges on which each such class of Capital Stock is then listed or admitted to trading, or (B) if no shares of any class of Capital Stock are then listed or admitted to trading on any national securities exchange, the highest closing price of any class of Capital Stock on such date in the over-the-counter market as shown by the NASDAQ National Market System or, if no such shares of any class of Capital Stock are then quoted in such system, as published by the National Quotation Bureau, Inc. or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company. If no shares of any class of Capital Stock are then listed or admitted to trading on any national securities exchange and if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, "Market Price" shall mean the higher of (x) the book value per share of Capital Stock (assuming for the purposes of this calculation the economic equivalence of all shares of all classes of Capital Stock) as determined on a fully diluted basis in accordance with generally accepted accounting principles by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (y) the fair value per share of Capital Stock (assuming for the purposes of this calculation the economic equivalence of all shares of all classes of Capital Stock), as determined on a fully diluted basis in good faith by the Board of Directors of the Company, as of a date which is 15 days preceding the date as of which the determination is to be made.

         (d) Minimum Adjustment of Exercise Price. If the amount of any adjustment of the Exercise Price required pursuant to this Paragraph 4 would be less than one percent (1%) of the Exercise Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one percent (1%) of such Exercise Price; provided that, upon the exercise of this Warrant, all adjustments carried forward and not theretofore made up to and including the date of such exercise shall, with respect to the portion of this Warrant then exercised, be made to the nearest .001 of a cent.

         (e) Fundamental Change Transaction. In case at any time after the date hereof a purchase, tender, or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Capital Stock, or the Company is otherwise a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all the Company's assets, liquidation, or recapitalization of the Capital Stock) which is to be effected in such a way that as a result of such transaction or offer (x) the holders of Common Stock (or any other securities of the Company then issuable upon the exercise of this Warrant) shall be entitled to receive stock or other securities or property (including cash) with respect to or in exchange for Common Stock (or such other securities), or (y) the Capital Stock ceases to be a publicly traded security either listed on the American Stock Exchange, the New York Stock Exchange or the NASDAQ National Market System or any successor thereto or comparable system (each such transaction being herein called a "FUNDAMENTAL CHANGE TRANSACTION"), then, as a condition of such Fundamental Change Transaction, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, and in lieu of the shares of Common Stock (or such other securities) purchasable immediately before such transaction upon the exercise hereof, such stock or other securities or property (including cash) as may be issuable or payable with respect to or in exchange for a number of outstanding shares of Common Stock (or such other securities) equal to the number of shares of Common Stock (or such other securities) purchasable immediately before such transaction upon the exercise hereof, had such Fundamental Change Transaction not taken place. In any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, the provisions for adjustments of the Exercise Price and of the number of Warrant Shares purchasable upon exercise hereof) shall thereafter be applicable, as nearly as reasonably may be, in relation to the stock or other securities or property thereafter deliverable upon the exercise hereof (including an immediate adjustment of the Exercise Price if by reason of or in connection with such Fundamental Change Transaction any securities are issued or event occurs which would, under the terms hereof, require an adjustment of the Exercise Price).
In the event of a consolidation or merger of the Company with or into another corporation or entity as a result of which a greater or lesser number of shares of common stock of the surviving corporation or entity are issuable to holders of Capital Stock in respect of the number of shares of Capital Stock outstanding immediately prior to such consolidation or merger, then the Exercise Price in effect immediately prior to such consolidation or merger shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Capital Stock. The Company shall not effect any such Fundamental Change Transaction unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets and any other corporation or entity the shares of stock or other securities or property of which are receivable thereupon by the holder of this Warrant shall expressly assume, by written instrument executed and delivered (and satisfactory in form) to the holder of this Warrant, (i) the obligation to deliver to such holder such stock or other securities or property as, in accordance with the foregoing provisions, such holder may be entitled to purchase and (ii) all other obligations of the Company hereunder.

         (f) Notice of Adjustment. Upon the occurrence of any event requiring an adjustment of the Exercise Price, then and in each such case the Company shall promptly deliver to the holder of this Warrant a notice stating the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock issuable upon exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Within 90 days after each fiscal year in which any such adjustment shall have occurred, or within 30 days after any request therefor by the holder of this Warrant stating that such holder contemplates exercise of this Warrant, the Company will deliver to the holder of this Warrant a certificate of the Company's chief financial officer confirming the statements in the most recent notice delivered under this Paragraph 4(f).

         (g)     Other Notices.  In case at any time:

               (i) the Company shall declare or pay to all the holders of Capital Stock any dividend (whether payable in Capital Stock, cash, securities or other property);

               (ii) the Company shall offer for subscription pro rata to all the holders of Capital Stock any additional shares of stock of any class or other rights;

               (iii) there shall be any capital reorganization, or reclassification of the Capital Stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all its assets to, another corporation or other entity;

               (iv) there shall be a voluntary or involuntary dissolution, liquidation, or winding-up of the Company; or

               (v)      there shall be any other Fundamental Change
       Transaction;

then, in any one or more of such cases, the Company shall give to the holder of this Warrant (a) at least 15 days prior to any event referred to in clause (i) above, at least 30 days prior to any event referred to in clause (ii), (iii),
(iv) or (v) above, written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, or Transaction and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, or Transaction known to the Company, at least 30 days prior written notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution, or subscription rights, the date on which such holders of Capital Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which such holders of Capital Stock shall be entitled to exchange their Capital Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, or Transaction, as the case may be. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act, or to a favorable vote of security holders, if either is required.

       (h) Certain Events. If any event occurs as to which, in the good faith judgment of the Board of Directors of the Company, the other provisions of this Paragraph 4 are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of the holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall make such adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the holder of this Warrant; provided, that no such adjustment shall have the effect of increasing the Exercise Price as otherwise determined pursuant to this Paragraph 4.

       5. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any warrant or certificate in a name other than the holder of this Warrant.

       6. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

       7.      Transfer, Exchange, and Replacement of Warrant; Registration
Rights.

       (a) Warrant Transferable. The transfer of this Warrant and all rights hereunder, in whole or in part, is registrable at the office or agency of the Company referred to in Paragraph 7(e) hereof by the holder hereof in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed. Upon any transfer of this Warrant to any person, other than a person who is at that time a holder of other Warrants, the Company shall have the right to require the holder and the transferee to make customary representations to the extent reasonably necessary to assure that the transfer will comply with the Securities Act and any applicable state securities laws. Each holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner and holder hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant and to the registration of transfer hereof on the books of the Company; but until due presentment for registration of transfer on such books the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

       (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Paragraph 7(e) hereof, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to be imprinted with the same legend appearing on the face of this Warrant and to represent the right to purchase such number of shares as shall be designated by said holder hereof at the time of such surrender. For purposes hereof, the term "WARRANT" shall be deemed to include any and all such replacement Warrants, whether issued pursuant to this subparagraph (b) or any other Paragraph hereof.

       (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

       (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Paragraph 7, this Warrant shall be promptly cancelled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Paragraph 7.

       (e) Register. The Company shall maintain, at its principal office in Atlanta, Georgia (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

       (f) Registration Rights. The issuance of any Warrant Shares required to be reserved for purposes of exercise of this Warrant and the resale of such Warrant Shares are entitled to the benefits of the registration rights set forth in the Purchase Agreement.

       8. Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to the office of the Company at 3414 Peachtree Road, N.E., Suite 1400, Atlanta, GA 30326, Attention:
_______________________, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company. Any such notice, request, or other communication may be sent by telegram or telex, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a telegram or telex) the person entitled to receive such notice at the address of such person for purposes of this Paragraph 8, or, if mailed, at the completion of the third full day following the time of such mailing thereof to such address, as the case may be.

       9. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF DELAWARE, WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES OF SUCH STATE.

       10. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific enforcement of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

       11.     Miscellaneous.

       (a) Amendments. This Warrant and any provision hereof may not be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought.

       (b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

       (c) Successors and Assigns. This Warrant shall, to the extent provided in Section 4(e), be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

       IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, on this _____ day of _______________________ , 1996.

                                      MAGELLAN HEALTH SERVICES, INC.



                                      By:
                                         ---------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

[CORPORATE SEAL]


Attest:



-----------------------------------
Name:
      -----------------------------
Title:
       ----------------------------

                           FORM OF EXERCISE AGREEMENT


                                                  Dated:                ,      .
                                                         ---------------  -----

To:
         -------------------------

         -------------------------

         -------------------------
         Attention:
                    ----------------------------------------

         The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase ________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant *[in cash or by certified or official bank check in the amount of $______________] held by the undersigned and any applicable taxes payable by undersigned. Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:


                Name:
                            ----------------------------------------------------


                Signature:
                           -----------------------------------------------------
                Title of Signing Officer or Agent (if any):
                                                            --------------------

                Note: The above signature should correspond exactly with the name on the face of the within Warrant or with the name of the assignee appearing in the assignment form.

and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

                               FORM OF ASSIGNMENT

       FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights represented by and under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

  Name of Assignee                  Address                    No. of Shares
  ----------------                  -------                    -------------




, and hereby irrevocably constitutes and appoints __________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated:                      ,     .
        --------------------  ----


In the presence of


--------------------


                       Name:
                             ---------------------------------------------------


                       Signature:
                                  ----------------------------------------------
                       Title of Signing Officer or Agent
                       (if any):
                                 -----------------------------------------------
                       Address:
                                ------------------------------------------------

                                     -------------------------------------------

                       Note: The above signature should correspond exactly with the name on the face of the within Warrant.

                          COMPANY DISCLOSURE SCHEDULE


Section 3.8.  -  List of Significant Subsidiaries


                 Charter Behavioral Health Systems Inc.




Section 3.9   -  List of Material Agreements


                 Employment agreement of Craig L. McKnight is being filed with the Company's 10-K for the year ended September 30, 1995.




Section 3.10  -  List of Material Liabilities/Obligations

         (a) the litigation and non-compliance with laws referred to in the letter from Steve J. Davis to Steve Surbaugh dated November 10, 1995, and the update thereto from Steve J. Davis to Cherie Fuzzell and Bob Miller dated November 21, 1995 (copies of which have been delivered to Buyers), which in the reasonable judgment of the Company, do not and will not, individually and in the aggregate have a material adverse effect on the business, assets, results of operations or financial condition of the Company.

         (b) acquisition of a majority interest in Green Springs Health Systems Inc.



Section 3.12  -  Compliance with Laws


         (ii) those notices of non-compliance referred to in the letter from Steve J. Davis to Steve Surbaugh dated November 10, 1995, and the update thereto from Steve J. Davis to Cherie Fuzzell and Bob Miller dated November 21, 1995 (copies of which have been delivered to Buyers).


Section 3.13  -  Litigation

                        None

                                  EXHIBIT 7.3



Matters to be Covered in Opinion of Counsel to Company

         - due incorporation, valid existence and good standing of Company and significant subsidiaries under the laws of the State of Delaware, and corporate power to own, lease and operate properties and to carry on business as presently conducted

         - qualification to do business and good standing as a foreign corporation in states necessary for conduct of current business

         - confirmation of authorized and outstanding capital stock of Company

         - issuance of shares duly authorized, and shares are validly issued, fully paid and nonassessable

         - warrant shares to be issued are validly authorized and reserved for issuance and assuming no changes in law, warrant shares will be validly issued, fully paid and nonassessable upon proper exercise of warrant and payment of exercise price

         - issuance of the Securities and any Warrant Shares upon exercise of Warrants is not subject to any preemptive right under the Delaware General Corporation Law or the certificate of incorporation or bylaws of Company

         - due authorization, execution, delivery and performance of agreements

         - agreements are legal, valid and binding upon Company

         - agreements and transaction will not conflict with or violate certificate of incorporation, bylaws or applicable law or breach, violate or cause default under material contracts, judgements, orders etc., or result in creation of material lien upon properties

         - any required consents approvals, filings etc. required under applicable law have been obtained

         - confirmation of no material adverse litigation and proceedings

         - issuance of Securities exempt from registration requirements

         - confirmation that private offering of Warrants and Shares will not be integrated with public offering of Warrant Shares and resale of Warrant Shares.